                                                                  Exhibit (a)(7)

Personnel Option Status         American Tower Corporation
                                ID: 65-0723837
                                116 Huntington Avenue
                                Boston, MA 02116


As of ____

{Name and Address               ID: {SS # of Optionee}
of Optionee}

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
Number  Option Date   Plan  Type  Granted  Price  Exercised  Vested  Cancelled  Unvested  Outstanding  Exercisable
------------------------------------------------------------------------------------------------------------------
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

Information Currently on File


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
Tax                 Rate%               Option SDS Broker              Registration            Alternate Address